EXHIBIT 99.1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 12th day of February, 2021, by and among TS Innovation Acquisitions Sponsor, L.L.C., Tishman Speyer Properties, L.P., Tishman Speyer Properties, Inc., Robert J. Speyer and Jerry I. Speyer.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the shares of Class A Common Stock, $0.0001 par value per share, of TS Innovation Acquisitions Corp. (to which this Agreement is an exhibit) is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of the Schedule 13G and any such amendments thereto, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filing, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TS Innovation Acquisitions Sponsor, L.L.C.
By:	Tishman Speyer Properties, L.P., its sole manager

By:	/s/ Michael B. Benner
Name:	Michael B. Benner
Title:	Vice President & Secretary

Tishman Speyer Properties, L.P.

By:	/s/ Michael B. Benner
Name:	Michael B. Benner
Title:	General Counsel, Vice President & Secretary

Tishman Speyer Properties, Inc.

By:	/s/ Michael B. Benner
Name:	Michael B. Benner
Title:	Vice President & Secretary

Robert J. Speyer

By:	/s/ Robert J. Speyer
Name:	Robert J. Speyer

Jerry I. Speyer

By:	/s/ Jerry I. Speyer
Name:	Jerry I. Speyer